EXHIBIT 2.1 - ACQUISITION AGREEMENT

                          COMMON STOCK
                    STOCK PURCHASE AGREEMENT


          This Common Stock Purchase Agreement ("Agreement") is made as of this 15th day of October 2002 by and among Hamid Servati, a resident of Detroit, Michigan, and ServoTech Engineering, Inc. (which is currently a C-Corporation) and ServoTech Industries, Inc. (which is currently an S- Corporation), each of which is a Michigan corporation (collectively, the "Companies" or individually, "STE" and "STI"), and KleenAir Systems, Inc., a Nevada corporation (hereinafter referred to as "Purchaser"). For and in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1.   PURCHASE AND SALE OF STOCK

          1.1  Sale and Issuance of Common Stock.

               (a) Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase, and Hamid Servati agrees to sell and convey to Purchaser, at the Closing (as defined below), that 255 shares of the Common Stock of STE in the name of Hamid Servati and 510 shares of the Common Stock of STI in the name of Hamid Servati, which shall be equal to fifty-one percent (51%) of the issued and outstanding stock of STE and STI (the "Stock") for an aggregate purchase price of up to $1,100,000, represented by a promissory note payable in cash and 3,700,000 of shares of Purchaser's common stock.

               (b) All of the shares of Stock and the entire Purchase Price for the Stock shall be delivered in Escrow to the offices of Jeffrey A. McKeever at 37455 Schoolcraft, Livonia, Michigan 48150, and held until closing and paid as follows:

                    (i) Cash in satisfaction of the promissory note in the principal amount of $1,100,000 with interest at the rate of eight percent (8%) per annum due and payable one hundred twenty (120) days from the date of execution of this Agreement which shall be referred hereinafter as the "closing date"; and (ii) 3,700,000 shares of Purchaser's common stock; provided, however, that in the event the promissory note is not paid on the date of closing, then in such event, Hamid Servati shall be delivered from Escrow 500,000 (five hundred thousand) shares of Purchaser's common stock as fully paid and non assessable shares and shall constitute liquidated damages for Purchaser's failure to pay the promissory note and there shall be no further obligation or charge payable by Purchaser for any reason under this Agreement

          1.2  Closing; Additional Closings.

               (a) The purchase and sale of the Shares and payment of the Purchase Price shall take place at the offices of Jeffrey A. McKeever at 37455 Schoolcraft, Livonia, Michigan 48150, at 3:00 p.m., on the 120th day from the date hereof, or at such other time and place as Hamid Servati and Purchaser mutually agree upon orally or in writing (which time and place are designated as the "Closing").

               (b) Hamid Servati shall, at Closing, issue and deliver an option agreement for such number of additional shares of Common Stock of each of STE and STI in his name as shall represent the remaining forty- nine percent (49%) of each STE and STI (the "Option Stock"), exercisable during the twenty-four (24) month period commencing on the date of the Closing at the price per share set forth in Section 1.1 (b) above.

               (c) Subject to the terms of this Agreement, at the Closing Hamid Servati shall deliver to Purchaser certificates representing the Shares purchased by Purchaser from him, against payment of the Purchase Price therefor by delivery of a stock certificate for Purchaser's shares of stock and by check, wire transfer of funds, or such other form of cash payment to Hamid Servati, as shall be mutually agreed upon by such Purchaser and Hamid Servati.

               (d) Consummation or Closing of this transaction is expressly subject to (i) due diligence by each participant disclosing no material deviation in fact from the representations and warranties of the other party; (ii) approval of the transaction by each party's board of directors.

          1.3 Option of Common Stock. The Option Agreement respecting the option will be delivered to the Closing and Hamid Servati covenants to continue to reserve the Option Shares free of any claims, rights and other encumbrances, the shares of common stock to satisfy the rights of exercise for the Option Shares.


     2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

          Each of the Companies and Hamid Servati hereby represent and warrant to, and covenant with, Purchaser, except as set forth in the Disclosure Schedule attached hereto (the "Disclosure Schedule"), as follows:

          2.1 Organization and Standing. Each of STE and STI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan, and has full power and authority to own and operate its respective properties and assets and to carry on its business as presently conducted and as contemplated. Each of STE and STI is duly qualified and authorized to do business, and is in good standing as a foreign corporation, in each jurisdiction where the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect upon the business and operations of either of them. The Companies have each furnished the Purchaser or its special counsel with copies of their respective Certificates of Incorporation and Bylaws. Said copies are true, correct, and complete and contain all amendments through the date of the Closing.

          2.2 Capitalization. As of the Closing, the authorized capital stock of STE will consist of 5,000 shares of common stock, 500 of which are issued and outstanding, and of STI will consist of 60,000 shares of common stock, 1,000 of which are issued and outstanding. Immediately following the Closing, all issued and outstanding shares of capital stock have been or will be duly authorized and validly issued, and have been or will be fully paid and nonassessable. Immediately prior to the Closing, there will be issued and outstanding only the above stated shares of common stock and no shares of preferred stock. Other than as set forth in the Disclosure Schedule among the Companies, the Purchaser and Hamid Servati, each dated as of even date herewith, there are no outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights, or other agreements either directly or indirectly for the purchase or acquisition from either of the Companies of any shares of their respective capital stock.

          2.3 Authorization. All corporate action on the part of STE and STI, their respective officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the other agreements and documents contemplated herein, the performance of all their respective obligations hereunder and thereunder, and for the authorization, issuance (or reservation for issuance), sale and delivery of the stock has been taken or will be taken prior to the Closing. This Agreement and the other agreements and documents contemplated herein, when executed and delivered, shall constitute valid and legally binding obligations of STE and STI enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and subject to the availability of equitable remedies.

          2.4 Validity of Stock. Neither the sale of the Shares nor Option Stock is subject to any preemptive rights or rights of first refusal and, when issued, sold and delivered in compliance with the provisions of this Agreement and/or the Certificate of Incorporation, the Stock will be duly and validly issued, fully paid and nonassessable, and will be free of any liens, encumbrances or restrictions on transfer; provided, however, that the Stock may be subject to restrictions on transfer under state and/or federal Stock laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

          2.5 Compliance with Other Instruments. Neither STE nor STI is in violation of any term of their respective Certificates of Incorporation or Bylaws, any material mortgage, indenture, contract, agreement or other instrument or any judgment, decree, order, statute, rule or regulation applicable to either of them, the violation of which could have a material adverse effect on the business, operations, financial condition or prospects of either of them. The execution, delivery, and performance of and compliance with this Agreement and the issuance and sale of the Stock pursuant hereto will not result in any violation of any term of their respective Certificates of Incorporation or Bylaws, as each is then in effect, or any material mortgage, indenture, contract, agreement or other instrument or any judgment, decree or order, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of either of STE or STI.

          2.6 Litigation, etc. There are no actions, suits, proceedings, or investigations before any court or administrative agency pending or, to the best of the knowledge of STE, STI or Hamid Servati, currently threatened against or with respect to STE or STI or Servati, which question the validity of this Agreement or any action taken or to be taken in connection herewith, or which, either individually or in the aggregate, might result in a material adverse change in the business, prospects, conditions, affairs, or operations of STE or STI or Servati or in any of their respective properties or assets, or in any material impairment of the right or ability of any of them to carry on their respective business as now conducted or as proposed to be conducted, or in any material liability on the part of either of them. None of STE or STI or Servati is a party or subject to, and none of their respective assets are bound by, the provisions of any order, writ, injunction, judgment, or decree of any court or governmental agency or instrumentality. Which would interfere with consummation of this agreement. There is no action, suit, proceeding, or investigation by each of STE or STI or Servati currently pending or that STE or STI or Servati intends to initiate.

          2.7 Title to Properties and Assets; Liens, etc. Each of STE and STI has good and marketable title to their respective properties and assets, in each case subject to no mortgage, pledge, lien, lease, encumbrance, or charge, other than (a) liens resulting from taxes which have not yet become delinquent, or (b) minor liens, encumbrances, or defects of title which do not, individually or in the aggregate, materially detract from the value of the property subject thereto or materially impair the operations of either of them.

          2.8 Subsidiaries; Partnerships. Neither STE nor STI (i) has subsidiaries, (ii) presently owns or controls, directly or indirectly, any equity interest in any corporation, association, partnership, limited liability company or other business entity or (iii) is directly or indirectly, a participant in any joint venture, partnership or similar arrangement.

          2.9 Material Contracts and Agreements. Except as set forth on Schedule 2.9 of the Disclosure Schedule, neither STE nor STI has or is bound by any material contract, agreement, lease, or other commitment, written or oral, absolute or contingent. For the purpose of this section, employment contracts, stock option agreements, stock purchase agreements, registration rights agreements, and contracts with labor unions shall be considered to be material regardless of amount. All material contracts, agreements, and instruments to which either STE or STI is a party are valid, binding, and in full force and effect in all material respects, without any material breach by either STE or STI, respectively, or to the best of their knowledge, any other party thereto.

          2.10 Related Party Transactions. Set forth on Schedule 2.10 of the Disclosure Schedule is a schedule of (a) all of the obligations of STE and STI to all officers, directors, shareholders, and employees of each of STE and STI, respectively, including any member of their immediate families (other than normal expense vouchers and shareholder agreements) and (b) all of the obligations of STE and STI's officers, directors, shareholders, and employees, and their immediate families (other than expense advances made in the ordinary course of business) to either STE or STI, which Schedule is complete and correct in all material respects at the date of this Agreement. To the best knowledge of STE, STI and Hamid Servati, except as set forth on Schedule 2.10 of the Disclosure Schedule, none of the officers, directors, shareholders or employees of either STE or STI (or any member of any such person's immediate family) has any direct or indirect ownership interest in any firm or corporation with which either STE or STI is affiliated or with which either STE or STI has a business relationship, or any firm or corporation that competes with the Companies.

          2.11 Operation Rights. Except as set forth in Schedule 2.11 of the Disclosure Schedule, each STE or STI has all operating authority, licenses, franchises, permits, certificates, consents, rights and privileges (collectively, "Licenses") the lack of which would reasonably be expected to materially and adversely affect the business, operations, financial condition, properties or prospects of either of them. Such Licenses are in full force and effect, no violations have been or are expected to have been recorded in respect of any such Licenses, and no proceeding is pending or, to the knowledge of STE or STI, threatened that could result in the revocation or limitation of any of such Licenses. Each of STE and STI has conducted its business so as to comply in all material respects with all such material Licenses.
Each of STE and STI can, without undue burden or expense, obtain any License which will be required for the conduct of its business as presently proposed to be conducted. STE and STI are ISO 9000 compliant.

          2.12 Full Disclosure. Each of STE, STI and Hamid Servati has provided the Purchaser with all the information that the Purchaser has requested for deciding whether to purchase the Shares. Neither this Agreement, the representations and warranties by STE or STI contained herein, the Exhibits and Schedules hereto, nor any other written statement or certificate delivered or to be furnished to the Purchaser in connection herewith, when read together, knowingly contains any untrue statement of a material fact or knowingly omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

          2.13 Financial Condition. Each of STE and STI has delivered financial statements to the Purchaser. Except as set forth in Schedule 2.13, neither STE nor STI has material liabilities, contingent or otherwise. Neither STE nor STI is a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation. Each of STE and STI will maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

          2.14 Outstanding Indebtedness.  Except as set forth on
Schedule 2.14 of the Disclosure Schedule, neither STE nor STI has any indebtedness for borrowed money, which the Companies have directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which either STE or STI has otherwise become directly or indirectly liable other than trade payables and leases entered into in the ordinary course of business.

          2.15 Changes. Except as set forth in Schedule 2.15 of the Disclosure Schedule, there has not been as to STE or STI, respectively:

               (a) any damage, destruction or loss, whether or not covered by insurance, materially adversely affecting the business, properties, prospects, or financial condition (as such business is presently conducted and as it is proposed to be conducted);

               (b) any waiver or compromise of a valuable right or of a material debt owed to it;

               (c) any resignation or termination of employment of any key officer; and neither STE nor STI, to the best of their respective knowledge, knows of the impending resignation or termination of employment of any such officer;

               (d) any loans made by either STE or STI to or for the benefit of their employees, shareholders, officers, or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of business;

               (e) any declaration, setting aside, or payment of any dividend or other distribution in respect of STE or STI's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by either STE or STI;

               (f) any other event or condition of any character that might materially and adversely affect the business, properties, prospects, or financial condition of either STE or STI (as such business is presently conducted and as it is proposed to be conducted); or

               (g) any agreement or commitment by STE or STI to do any of the things described in this paragraph.

          2.16 Employee; Employee Compensation. To the best of STE, STI or Hamid Servati's knowledge, no employee of STE or STI is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would conflict with such employee's obligation to use his or her best efforts to promote the interests of STE or STI or that would conflict with either of their business as conducted or as proposed to be conducted. To the best of STE, STI or Hamid Servati's knowledge, no employee of STE or STI is in violation of any term of any employment contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee with either STE or STI. Neither STE nor STI has collective bargaining agreements with any of their employees and to the best of their knowledge, there is no labor union organizing activity pending or threatened with respect to either of them. Except as set forth on
Schedule 2.16 of the Disclosure Schedule, there is no profit sharing, bonus, stock purchase, or stock option to any officer or employee of either STE or STI.

          2.17 Proprietary Information.

               (a) Each of STE and STI has taken all reasonable security measures to protect the secrecy, confidentiality, and value of all trade secrets, know-how, inventions, designs, processes, and technical data required to or used in its business, as currently conducted or as proposed to be conducted.

               (b) Each officer, employee, or consultant of STE and STI who has access to material confidential information has signed or will sign and deliver prior to the Closing (and each future such officer, employee or consultant will sign) a proprietary information agreement substantially in the standard form of such agreement (a copy of which form has been provided to Purchaser's counsel), each of which agreements remains in full force and effect as of the date hereof. To the best of STE and STI's knowledge, none of STE or STI's current or former officers, employees, or consultants is or will be in violation thereof.

          2.18 Taxes. Each of STE and STI's respective total income tax liabilities for the 2001 fiscal year was $15,385.00 and tax liability
was passed to the shareholder, respectively.   STE  has not elected to
be treated as an S Corporation (but shall, prior to or at Closing, elect no longer to be treated as an S Corporation) or a collapsible corporation pursuant to Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on STE or their respective financial condition, its business as presently conducted or proposed to be conducted or any of their properties or material assets. Neither STE nor STI has ever had any tax deficiency proposed or assessed against it, has claimed unsupportable deductions or has executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge.

          2.19 Books and Records. The books of account, minute books, stock record books, and other records of each of STE and STI, all of which have been made available to the Purchaser and its representatives, are complete and correct in all material respects and have been maintained in accordance with sound business practices. The copy of the minute books of STE and STI provided to the Purchaser's counsel contains minutes of all meetings of directors and committees thereof and of shareholders and all actions by written consent without a meeting by the directors and committees thereof and of shareholders since the dates of incorporation of each and reflects accurately in all material respects all actions by the directors (and any committee of directors) and by the shareholders with respect to all transactions referred to in such minutes. No meeting of either STE or STI's stockholders, board of directors or any committee thereof has been held for which minutes have not been prepared and included in the minute books.

          2.20 Patents, Trademarks, etc.

               (a) Each of STE and STI owns or is licensed or otherwise possesses legally enforceable rights to use all Intellectual Property (as defined below) that is used to conduct its business as currently conducted or planned to be conducted. For purposes of this Agreement, the term "Intellectual Property" means all (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (ii) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vii) other proprietary rights relating to any of the foregoing and (viii) copies and tangible embodiments thereof. Schedule 2.20 of the Disclosure Schedule lists (i) all patents and patent applications and all trademarks, trademark applications, registered copyrights, trade names and service marks which are owned by and used in the business of the Companies, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any such application for such issuance or registration has been filed, (ii) all written licenses, sublicenses and other agreements to which the Companies are a party and pursuant to which any person is authorized to use any Intellectual Property rights of the Companies, and (iii) all written licenses, sublicenses and other agreements as to which the Companies is a party and pursuant to which the Companies are authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are used in the business of the Companies or which form a part of any product or service of the Companies, all of which are in full force and effect.
The Companies have made available to the Purchaser correct and complete copies of all such patents, registrations, applications, licenses and agreements (as amended to date) and related documentation. The Companies have not agreed to indemnify any person or entity for or against any infringement, misappropriation or other conflict with respect to any item of Intellectual Property that the Companies own or use. The Companies are not a party to any oral license, sublicense or agreement which, if reduced to written form, would be required to be listed in Schedule 2.20 to the Disclosure Schedule under the terms of this Section 2.20.

               (b) The Companies will not be, as a result of the execution and delivery of this Agreement or the performance of the Companies' obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

               (c) The Companies have not been named in any suit, action or proceeding which involves a claim of infringement of any Intellectual Property right of any third party. To the Companies' knowledge, the manufacturing, marketing, licensing or sale of the products or performance of the service offerings proposed by the Companies will not infringe any Intellectual Property right of any third party; and to the knowledge of the Companies, the Intellectual Property rights of the Companies are not being infringed by activities, products or services of any third party.

               (d) Except as set forth on such Schedule 2.20, there are no outstanding options, licenses, or agreements of any kind relating to the Companies' Intellectual Property, nor are the Companies bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights or processes of any other person or entity.

          2.21 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Companies in connection with the valid execution and delivery of this Agreement, the Employment Agreements, the offer, sale or issuance of the Stock, or the consummation of any other transaction contemplated hereby have been obtained, or will be effective at the Closing, except for notices required or permitted to be filed with certain state and federal Stock commissions after the Closing, which notices will be filed on a timely basis.

          2.22 Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 3 hereof, the offer, issue, and sale of the Stock: (a) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act"); and neither STE nor STI nor any authorized agent acting on either of their behalf will take any action hereafter that would cause the loss of such exemption, and (b) have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

          2.23 Environmental Matters. Each of STE and STI is, and at all times has been, in full compliance with all environmental laws. Neither STE nor STI knows of any basis for any assertion that it is responsible for any damages or remediation of any property or other facility due to the production, storage or dumping of any hazardous materials, whether by the Companies or otherwise.


3.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          Purchaser hereby represents and warrants to, and covenants with, STE, STI and Hamid Servati, except as set forth in the Disclosure Schedule attached hereto (the "Disclosure Schedule"), as follows:

          3.1 Organization and Standing. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has full power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as contemplated. Purchaser is duly qualified and authorized to do business, and is in good standing as a foreign corporation, in each jurisdiction where the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect upon the business and operations of Purchaser. Purchaser has furnished the Companies and Hamid Servati or their special counsel with copies of its Certificate of Incorporation and Bylaws.
Said copies are true, correct, and complete and contain all amendments through the date of the Closing.

          3.2 Capitalization. As of the Closing, the authorized capital stock of the Purchaser will consist of 50,000,000 shares of common stock, 17,425,162 of which are issued and outstanding, not including shares of common stock issuable to Hamid Servati at Closing or up to 5,000,000 other shares of common stock which may be sold in the private placement presently being conducted by Purchaser or 500,000 being issued to Extengine Transport Systems LLC for consideration paid. Immediately following the Closing, all issued and outstanding shares of capital stock have been or will be duly authorized and validly issued, and have been or will be fully paid and nonassessable. Immediately prior to the Closing, there will be issued and outstanding 17,425,162 shares of common stock and no shares of preferred stock excepting the above stated qualifications. Other than as set forth in the Disclosure Schedule, there are no outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights, or other agreements either directly or indirectly for the purchase or acquisition from Purchaser of any shares of its respective capital stock.

          3.3 Authorization. All corporate action on the part of Purchaser, their respective officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the other agreements and documents contemplated herein, the performance of all their respective obligations hereunder and thereunder, and for the authorization, issuance (or reservation for issuance), sale and delivery of the stock has been taken or will be taken prior to the Closing. This Agreement and the other agreements and documents contemplated herein, when executed and delivered, shall constitute valid and legally binding obligations of the Purchaser enforceable in accordance with its respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and subject to the availability of equitable remedies.

          3.4 Validity of Stock. The issuance of Purchaser's stock is not subject to any preemptive rights or rights of first refusal and, when issued, sold and delivered in compliance with the provisions of this Agreement and/or the Certificate of Incorporation, will be duly and validly issued, fully paid and nonassessable, and will be free of any liens, encumbrances or restrictions on transfer; provided, however, that the Stock may be subject to restrictions on transfer under state and/or federal Stock laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

          3.5 Compliance with Other Instruments. Purchaser is not in violation of any term of its Certificates of Incorporation or Bylaws, any material mortgage, indenture, contract, agreement or other instrument or any judgment, decree, order, statute, rule or regulation applicable to either of them, the violation of which could have a material adverse effect on the business, operations, financial condition or prospects of Purchaser. The execution, delivery, and performance of and compliance with this Agreement and the issuance of the shares of Purchaser pursuant hereto will not result in any violation of any term of its Certificates of Incorporation or Bylaws, as each is then in effect, or any material mortgage, indenture, contract, agreement or other instrument or any judgment, decree or order, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of Purchaser.

          3.6 Litigation, etc. There are no actions, suits, proceedings, or investigations before any court or administrative agency pending or, to the best of the knowledge of Purchaser, currently threatened against or with respect to Purchaser, which question the validity of this Agreement or any action taken or to be taken in connection herewith, or which, either individually or in the aggregate, might result in a material adverse change in the business, prospects, conditions, affairs, or operations of Purchaser or in any of their respective properties or assets, or in any material impairment of the right or ability of Purchaser to carry on its business as now conducted or as proposed to be conducted, or in any material liability on the part of Purchaser. Purchaser is not party or subject to, and none of its assets are bound by, the provisions of any order, writ, injunction, judgment, or decree of any court or governmental agency or instrumentality. There is no action, suit, proceeding, or investigation by Purchaser currently pending or that Purchaser intends to initiate, other than the litigation filed by Purchaser against Extengine Transport Systems, LLC in the Orange County Superior Court to cancel the license to Extengine.

          3.7 Title to Properties and Assets; Liens, etc. Purchaser has good and marketable title to its properties and assets, in each case subject to no mortgage, pledge, lien, lease, encumbrance, or charge, other than (a) liens resulting from taxes which have not yet become delinquent, or (b) minor liens, encumbrances, or defects of title which do not, individually or in the aggregate, materially detract from the value of the property subject thereto or materially impair the operations of Purchaser.

          3.8 Subsidiaries; Partnerships. Purchaser does not presently own or control, directly or indirectly, any equity interest in any corporation, association, partnership, limited liability company or other business entity is directly or indirectly, a participant in any joint venture, partnership or similar arrangement as set forth in 3.8 of the Disclosure Schedule.

          3.9 Material Contracts and Agreements. Except as set forth on Schedule 3.9 of the Disclosure Schedule, Purchaser is not bound by any material contract, agreement, lease, or other commitment, written or oral, absolute or contingent. For the purpose of this section, employment contracts, stock option agreements, stock purchase agreements, registration rights agreements, and contracts with labor unions shall be considered to be material regardless of amount. All material contracts, agreements, and instruments to which Purchaser is a party are valid, binding, and in full force and effect in all material respects, without any material breach by Purchaser, respectively, or to the best of its knowledge, any other party thereto.

          3.10 Related Party Transactions. Set forth on Schedule 3.10 of the Disclosure Schedule is a schedule of (a) all of the obligations of Purchaser to all officers, directors, shareholders, and employees of Purchaser, including any member of their immediate families (other than normal expense vouchers and shareholder agreements) and (b) all of the obligations of Purchaser 's officers, directors, shareholders, and employees, and their immediate families (other than expense advances made in the ordinary course of business) to Purchaser, which Schedule is complete and correct in all material respects at the date of this Agreement. To the best knowledge of Purchaser, except as set forth on
Schedule 3.10 of the Disclosure Schedule, none of the officers, directors, shareholders or employees of Purchaser (or any member of any such person's immediate family) has any direct or indirect ownership interest in any firm or corporation with which Purchaser is affiliated or with which Purchaser has a business relationship, or any firm or corporation that competes with Purchaser.

          3.11 Operation Rights. Except as set forth in Schedule 3.11 of the Disclosure Schedule, Purchaser has all operating authority, licenses, franchises, permits, certificates, consents, rights and privileges (collectively, "Licenses") the lack of which would reasonably be expected to materially and adversely affect the business, operations, financial condition, properties or prospects of either of them. Such Licenses are in full force and effect, no violations have been or are expected to have been recorded in respect of any such Licenses, and no proceeding is pending or, to the knowledge of Purchaser, threatened that could result in the revocation or limitation of any of such Licenses. Purchaser has conducted its business so as to comply in all material respects with all such material Licenses. Purchaser can, without undue burden or expense, obtain any License which will be required for the conduct of its business as presently proposed to be conducted.

          3.12 Full Disclosure. Purchaser has provided STE and STI and Servati with all the information that STE, STI and Servati have requested for deciding whether to accept shares of Purchaser under this Agreement. Neither this Agreement, the representations and warranties by the Purchaser contained herein, the Exhibits and Schedules hereto, nor any other written statement or certificate delivered or to be furnished to STE, STI or Hamid Servati in connection herewith, when read together, knowingly contains any untrue statement of a material fact or knowingly omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

          3.13 Financial Condition. Purchaser has delivered financial statements to STE and STI and Servati. Except as set forth in Schedule 3.13, Purchaser does not have material liabilities, contingent or otherwise. Purchaser is not a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation. Purchaser maintains a standard system of accounting established and administered in accordance with generally accepted accounting principles.

          3.14 Outstanding Indebtedness.  Except as set forth on
Schedule 3.14 of the Disclosure Schedule, Purchaser does not have any indebtedness for borrowed money, which the Purchaser has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which Purchaser has otherwise become directly or indirectly liable other than trade payables and leases entered into in the ordinary course of business.

          3.15 Changes. Except as set forth in Schedule 3.15 of the Disclosure Schedule, there has not been as to Purchaser:

               (a) any damage, destruction or loss, whether or not covered by insurance, materially adversely affecting the business, properties, prospects, or financial condition (as such business is presently conducted and as it is proposed to be conducted);

               (b) any waiver or compromise of a valuable right or of a material debt owed to it;

               (c) any resignation or termination of employment of any key officer; and Purchaser, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

               (d) any loans made by Purchaser to or for the benefit of its employees, shareholders, officers, or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of business;

               (e) any declaration, setting aside, or payment of any dividend or other distribution in respect of Purchaser 's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by Purchaser;

               (f) any other event or condition of any character that might materially and adversely affect the business, properties, prospects, or financial condition of Purchaser (as such business is presently conducted and as it is proposed to be conducted); or

               (g) any agreement or commitment by Purchaser to do any of the things described in this paragraph.

          3.16 Employee; Employee Compensation. To the best of Purchaser 's knowledge, no employee of Purchaser is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would conflict with such employee's obligation to use his or her best efforts to promote the interests of Purchaser or that would conflict with its business as conducted or as proposed to be conducted. To the best of Purchaser 's knowledge, no employee of Purchaser is in violation of any term of any employment contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee with Purchaser. Purchaser has no collective bargaining agreements with any of its employees and to the best of its knowledge, there is no labor union organizing activity pending or threatened with respect to Purchaser. Except as set forth on
Schedule 3.16 of the Disclosure Schedule, there is no pension, health, profit sharing, bonus, stock purchase, stock option, hospitalization, insurance, severance, or any other employee benefit or welfare benefit plan with respect to any officer or employee of Purchaser.

          3.17 Proprietary Information.

               (a) Purchaser has taken all reasonable security measures to protect the secrecy, confidentiality, and value of all trade secrets, know-how, inventions, designs, processes, and technical data required to or used in its business, as currently conducted or as proposed to be conducted.

               (b) Each officer, employee, or consultant of Purchaser who has access to material confidential information has signed or will sign and deliver prior to the Closing (and each future such officer, employee or consultant will sign) a proprietary information agreement substantially in the standard form of such agreement (a copy of which form has been provided to STE and STI's counsel), each of which agreements remains in full force and effect as of the date hereof. To the best of Purchaser 's knowledge, none of Purchaser 's current or former officers, employees, or consultants is or will be in violation thereof.

          3.18 Taxes. Purchaser 's total income tax liabilities for the 2001 fiscal year will not exceed $______ . Purchaser has never had any tax deficiency proposed or assessed against it, has not claimed unsupportable deductions or has executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge.

          3.19 Books and Records. The books of account, minute books, stock record books, and other records of Purchaser, all of which have been made available to STE, STI and Servati and their representatives, are complete and correct in all material respects and have been maintained in accordance with sound business practices. The copy of the minute books of Purchaser provided to STE, STI and Servati's counsel contains minutes of all meetings of directors and committees thereof and of shareholders and all actions by written consent without a meeting by the directors and committees thereof and of shareholders since the dates of incorporation of each and reflects accurately in all material respects all actions by the directors (and any committee of directors) and by the shareholders with respect to all transactions referred to in such minutes. No meeting of Purchaser 's stockholders, board of directors or any committee thereof has been held for which minutes have not been prepared and included in the minute books.

          3.20 Patents, Trademarks, etc.

               (a) Purchaser owns or is licensed or otherwise possesses legally enforceable rights to use all Intellectual Property (as defined below) that is used to conduct its business as currently conducted or planned to be conducted. For purposes of this Agreement, the term "Intellectual Property" means all (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (ii) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vii) other proprietary rights relating to any of the foregoing and (viii) copies and tangible embodiments thereof. Schedule 3.20 of the Disclosure Schedule lists (i) all patents and patent applications and all trademarks, trademark applications, registered copyrights, trade names and service marks which are owned by and used in the business of the Purchaser, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any such application for such issuance or registration has been filed, (ii) all written licenses, sublicenses and other agreements to which the Purchaser is a party and pursuant to which any person is authorized to use any Intellectual Property rights of the Purchaser, and (iii) all written licenses, sublicenses and other agreements as to which the Companies is a party and pursuant to which the Purchaser is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are used in the business of the Purchaser or which form a part of any product or service of the Purchaser, all of which are in full force and effect. Purchaser has made available to the Companies correct and complete copies of all such patents, registrations, applications, licenses and agreements (as amended to date) and related documentation. Purchaser has not agreed to indemnify any person or entity for or against any infringement, misappropriation or other conflict with respect to any item of Intellectual Property that the Companies owns or uses. Purchaser is not a party to any oral license, sublicense or agreement which, if reduced to written form, would be required to be listed in Schedule 3.20 to the Disclosure Schedule under the terms of this Section 3.20.

               (b) Purchaser will not be, as a result of the execution and delivery of this Agreement or the performance of the Purchaser's obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

               (c) Purchaser has not been named in any suit, action or proceeding which involves a claim of infringement of any Intellectual Property right of any third party. To the Purchaser's knowledge, the manufacturing, marketing, licensing or sale of the products or performance of the service offerings proposed by the Purchaser will not infringe any Intellectual Property right of any third party; and to the knowledge of the Purchaser, the Intellectual Property rights of the Purchaser are not being infringed by activities, products or services of any third party.

               (d) Except as set forth on such Schedule 3.20, there are no outstanding options, licenses, or agreements of any kind relating to the Purchaser's Intellectual Property, nor is the Purchaser bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights or processes of any other person or entity.

          3.21 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Purchaser in connection with the valid execution and delivery of this Agreement, the Employment Agreements, the offer, sale or issuance of the Stock, or the consummation of any other transaction contemplated hereby have been obtained, or will be effective at the Closing, except for notices required or permitted to be filed with certain state and federal Stock commissions after the Closing, which notices will be filed on a timely basis.

          3.22 Offering. Assuming the accuracy of the representations and warranties of Purchaser contained in Section 3 hereof, the issuance of the shares of Purchaser common stock: (a) is and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act"); and neither STE nor STI nor any authorized agent acting on either of their behalf will take any action hereafter that would cause the loss of such exemption, and (b) have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

          3.23 Environmental Matters. Purchaser is, and at all times has been, in full compliance with all environmental laws. Purchaser knows of no basis for any assertion that it is responsible for any damages or remediation of any property or other facility due to the production, storage or dumping of any hazardous materials, whether by the Purchaser or otherwise.


     4.   CONDITIONS TO CLOSING

          4.1 Conditions to Obligations of the Purchaser at the Closing. The Purchaser's obligation to purchase Shares at the Closing is subject to the fulfillment to the Purchaser's satisfaction, at or prior to the Closing, of all of the following conditions, any of which may be waived by the Purchaser:

               (a) Representations and Warranties; Performance of Obligations. The representations and warranties made by the Companies in Section 2 hereof shall be true and correct in all material respects on the date of the Closing, with the same force and effect as if they had been made on and as of said date; the business and assets of the Companies shall not have been adversely affected in any material way prior to the Closing; and the Companies shall have performed and complied with all obligations and conditions herein required to be performed or complied with by it in all material respects on or prior to the Closing.

               (b) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing, and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser's counsel, which shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

               (c)  Qualifications; Legal InveSTIent.  All
authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with and prior to the lawful sale and issuance of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Companies, threatened by the SEC, the California Commissioner of Corporations, or a similar official of any other state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which the Purchaser and the Companies are subject.

               (d) Bylaws. The Bylaws of STE and STI shall provide that the size of the board of directors of the Companies shall be set at three (3), two (2) of whom shall be nominated by Hamid Servati and one of whom will be Hamid Servati or his successor; it being understood, however, that the board of directors of Purchaser shall be ultimate governing board of each of STE, STI and Purchaser and that Hamid Servati will be one of not less than three members of the board of directors of Purchaser.

               (e) Compliance Certificate. STE and STI shall have delivered to the Purchaser a certificate of STE and of STI, executed by the President of each, dated the date of the Closing, certifying to the fulfillment of the conditions specified in subparagraph (a) of this
Section 4.1.

               (f) Due Diligence. The Purchaser shall have had the right to conclude to its reasonable satisfaction its legal and financial due diligence with respect to the Companies, including without limitation a review of the Companies' intellectual property.

               (g) At the Closing, the Companies' respective board of directors will be comprised of three (3) persons, namely: Lionel Simons, Hamid Servati and another board member to be named by Hamid
Servati._Additionally, VIPIN SAHGAL will be nominated as an advisor to the board of directors.__________.

          4.2 Conditions to Obligations of the Companies at the Closing. The Companies' obligation to issue and sell the Shares under this Agreement to Purchaser is subject to the fulfillment to the Companies' satisfaction, on or prior to the Closing, of the following conditions as to such Purchaser, any of which may be waived by the
Companies:

               (a) Representations and Warranties, Performance of Obligations. The representations and warranties made by such Purchaser in Section 3 hereof shall be true and correct at the date of the Closing, with the same force and effect as if they had been made on and as of said date. Such Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or before the Closing.

               (b)  Qualifications, Legal InveSTIent.  All
authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Companies, threatened by the SEC, the California Commissioner of Corporations, or any similar officer of any other state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which such Purchaser and the Companies are subject.

               (c) Payment of Purchase Price. Purchaser shall have delivered the Purchase Price at the Closing for the Shares purchased by it.

               (d) Distribution to Hamid Servati. Forty-nine percent (49%) of the current year's profit of STE and STI at the time of Closing shall be distributed to Hamid Servati within thirty (30) days of Closing. Any income taxes payable by reason of such distribution shall be borne by the recipient of such distribution.

               (e) Bonusesto be paid to Hamid Servati. At the end of the tenth month of each fiscal year in which Hamid Servati is a shareholder of the Companies during any portion of that year, net profits of the Companies shall be determined which shall include projections for the remainder of the fiscal year. Such net profit determined shall be paid to Hamid Servati in the form of a bonus in accordance with the percentage of shares of outstanding stock owned by Hamid Servati. In the event that ownership of shares of stock are transferred other than at the beginning of a fiscal year, bonus amount shall be prorated. Any income taxes payable by reason of such bonus shall be payable by Hamid Servati. Such bonus shall be paid prior to the fiscal year end.

               (f) Management Fee to be paid to KleenAir Systems, Inc. At the end of the tenth month of each fiscal year in which KleenAir Systems, Inc. is a shareholder of the Companies during any portion of that year a management fee shall be paid. Such management fee shall be equal to that percentage of the net profits of the Companies that represents the percentage of shares of outstanding stock owned by KleenAir Systems, Inc. Determining net profits of the Companies shall include projections for the remainder of the fiscal year. In the event that ownership of shares of stock are transferred other than at the beginning of a fiscal year, the amount of such management fee shall be prorated. Such management fee shall be paid prior to the fiscal year end.

               (g) Non-Dilution of Share Ownership. A Shareholders Agreement shall be signed protecting shareholders' stock ownership percentage in the Companies by prohibiting issuance of additional shares of stock of the Companies, while Hamid Servati remains a shareholder of either STE or STI, without the prior unanimous written consent of all shareholders.


     5.   POST CLOSING OBLIGATIONS OF THE PARTIES

          Fees and Expenses. The Companies and Purchaser shall each pay them, respectively, all expenses incurred by the Purchaser in connection with the transaction contemplated by this Agreement (including attorneys' fees). In addition, if legal action is brought by, or on behalf of, the Purchaser or by the Companies to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and legal costs in connection therewith.


     6.   MISCELLANEOUS

          6.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Michigan as applied to agreements among Michigan residents, made and to be performed entirely within the State of Michigan. If any Michigan law or laws shall require or permit the application of the laws of any other jurisdiction to this Agreement, such Michigan law or laws shall be disregarded with the effect that the remaining laws of the State of Michigan shall nonetheless be applied. Any litigation arising from the interpretation or enforcement of this Agreement shall only be filed within a court of competent jurisdiction located within the County of Wayne, State of Michigan.

          6.2 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by Purchaser and the Companies and the closing of the transactions contemplated hereby and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Companies.

          6.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

          6.4 Entire Agreement. This Agreement, the Exhibits hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any covenants or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

          6.5 Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties; and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          6.6 Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of STE, STI and Hamid Servati and the Purchaser.

          6.7 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or on the third day following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed:


     If to Purchaser:                   KleenAir Systems, Inc.
                                        1711 Langley Avenue
                                        Irvine,California 92614
                                        Attention:  Lionel Simons
                                        Facsimile: (949)955-3497


    With a copy to:                     Kelly Lytton & Vann LLP
                                        1900 Avenue of the Stars
                                        Suite 1450
                                        Los Angeles, California 90067
                                        Attention:  John Holt Smith
                                        Facsimile:  (310) 286-1816

    If to Hamid Servati:                ____________________
                                        ____________________
                                        Attention: Hamid Servati
                                        Facsimile: ____________

                                        or at such other address as
                                        Hamid Servati shall have
                                        furnished to the Purchaser in
                                        writing,


    with a copy to:                     Jeffrey A. McKeever
                                        37455 Schoolcraft Road
                                        Livonia, MI 48155
                                        Attention: _____________
                                        Facsimile: _____________



    If to the either STE or STI:        ____________________
                                        ____________________
                                        Attention: Hamid Servati
                                        Facsimile: ____________

                                        or at such other address as
                                        Hamid Servati shall have
                                        furnished to the Purchaser in
                                        writing,


     with a copy to:                    Jeffrey A. McKeever
                                        37455 Schoolcraft Road
                                        Livonia, MI 48155
                                        Attention: _____________
                                        Facsimile: _____________


          6.8  Brokers' Fees.

               (a) STE, STI and Hamid Servati (i) represent and warrant that none of them has retained a finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agree to indemnify and to hold the Purchaser harmless of and from any liability for any commission or compensation in the nature of a brokerage or finder's fee to any broker or other person or firm (and the costs and expenses, including reasonable attorneys' fees, of defending against such liability or asserted liability) for which STE or STI or any of its employees or representatives are responsible.

               (b) The Purchaser (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold STE, STI and Hamid Servati harmless of and from any liability for any commission or compensation in the nature of a brokerage or finder's fee to any broker or other person or firm (and the costs and expenses, including reasonable attorneys' fees, of defending against such liability or asserted liability) for which such Purchaser or any of its employees or representatives is responsible.

          6.9 Titles and Subtitles, Number and Gender. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Whenever the context requires, the plural shall include the singular and the reverse and each gender shall include the others.

          6.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

Executed as of this ______ day of  October 2002.


By:                                     By:
ServoTech Industries, Inc.              KleenAir Systems, Inc.

/s/ HAMID SERVATI                       /s/ LIONEL SIMONS
Hamid Servati, President                Lionel Simons, President


By:
ServoTech Engineering, Inc.

/s/ HAMID SERVATI
Hamid Servati, President


By:
Hamid Servati

/s/ HAMID SERVATI
Hamid Servati, Individually